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                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and David R. Martin, Principal Financial Officer, of The DFA Investment Trust Company, a Delaware statutory trust (the "Registrant"), each certify that:

    1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2015 (the "Report") fully complies with the requirements of
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:  /s/ David G. Booth
     --------------------------------
     David G. Booth
     Principal Executive Officer
     The DFA Investment Trust Company

Date:  January 7, 2016

By:  /s/ David R. Martin
     --------------------------------
     David R. Martin
     Principal Financial Officer
     The DFA Investment Trust Company

Date:  January 7, 2016